UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report:  March 4, 2014
Date of earliest event reported:  March 4, 2014
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MAXIMUS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-12997	54-1000588
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1891 Metro Center Drive, Reston, Virginia	20190-5207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 251-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Richard A. Montoni, President and Chief Executive Officer of the Company, is a participant in the Company’s Income Continuity Plan (“Plan”).  The Plan is also incorporated by reference into Mr. Montoni’s Executive Employment, Non-Compete and Confidentiality Agreement (the “Employment Agreement”).

On March 4, 2014 the Compensation Committee of the Company’s Board of Directors passed a resolution to delete the gross-up provisions from the Plan pertaining to the excise tax arising under Sections 280G and 4999 of the Internal Revenue Code.  Under the Plan such an amendment also requires the consent of the affected participants.

On March 4, 2014, Mr. Montoni and the Company entered into a letter agreement under which the parties agreed to amend both the Plan as well as the Employment Agreement to delete the provisions of the Plan providing for excise tax gross-up payments in the event of a change of control of the Company.  All of the other participants in the Plan have entered into similar letter agreements with the Company.  Accordingly, no director, officer or employee of the Company is entitled to an excise tax gross-up payment in the event there is a change of control of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being furnished pursuant to Item 5.02 above.

Exhibit No.	Description

10.1	Letter agreement between Richard A. Montoni and MAXIMUS, Inc. dated March 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date: March 4, 2014	By:	/s/ David R. Francis
David R. Francis
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter agreement between Richard A. Montoni and MAXIMUS, Inc. dated March 4, 2014